UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 29, 2010

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	0-15502	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

Filing Timeline Update

Comverse Technology, Inc. (the “Company”) is nearing completion of its Annual Report on Form 10-K for the fiscal years ended January 31, 2009, 2008, 2007, 2006 (the “Comprehensive Form 10-K”) and expects to file the Comprehensive Form 10-K next week.  Although the Company had expected to file the Comprehensive Form 10-K in September 2010, the delay results from a slightly longer than expected timeframe required to complete all processes relating to the finalization of the Comprehensive Form 10-K.  This timeline is subject to completion of such processes and the risk that additional adjustments may be identified during the finalization of the Comprehensive Form 10-K and completion of the audits.  The Company expects to file the Annual Report on Form 10-K for the fiscal year ended January 31, 2010 and the Quarterly Reports on Form 10-Q as may be required for it to become current in its periodic reporting obligations under the federal securities laws as soon as practicable after the filing of the Comprehensive Form 10-K.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that constitute “forward-looking statements.”  In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology.  There are numerous risks and uncertainties that could cause the timing of events to differ materially from those anticipated by the forward-looking statements in this Current Report on Form 8-K, including the ineffectiveness of the Company’s disclosure controls and procedures and continuing material weaknesses in the Company’s internal control over financial reporting, and there can be no assurances that any forward-looking statements will be achieved.  The Company undertakes no commitment to update or revise forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: September 29, 2010	By:	/s/ Shefali A. Shah
	Name:	Shefali A. Shah
	Title:	Senior Vice President, General Counsel and Corporate Secretary